UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	July 15, 2016

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 8.01	Other Events.

On July 15, 2016, AmTrust Financial Services, Inc. (the “Company”) and its subsidiary, AmTrust Europe, Ltd., and Trust Risk Group SpA (“TRG”), Trust Risk Italia SRL (“TRI,” a subsidiary of TRG, collectively, “TRG”) and Antonio Somma, the current or former principal of TRG, reached a settlement agreement that included the dismissal of all actions, claims and counterclaims among the Company, TRG and Mr. Somma. The details of this dispute were previously disclosed in the Company’s Quarterly Reports on Form 10-Q filed on May 10, 2016, November 9, 2015 and August 10, 2015 and in its Annual Report on Form 10-K filed on February 29, 2016. All parties to the settlement have agreed to keep the terms of the settlement confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	July 20, 2016

/s/ Stephen Ungar
Stephen Ungar
Senior Vice President, General Counsel and Secretary